UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 9, 2010
RAE Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31783 (Commission File No.)	77-0280662 (I.R.S. Employer Identification No.)
3775 North First Street
San Jose, California 95134
408-952-8200
(Address and telephone number of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.17

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On August 9, 2010, the Board of Directors of RAE Systems Inc. (the “Company”) adopted the 2010 Management Incentive Plan (the “2010 MIP”). The 2010 MIP is designed to reward employees for achieving financial and operating goals that are important to the success of the Company. Incentive targets for each participant are expressed as a percentage of their base salary. Separate payments are to be made in respect of the Company’s financial performance in each of the first and second six-month periods of 2010.
     Participants in the 2010 MIP, and their percentage incentive targets, are:

Name	Title	% of Base Salary Used to
		Calculate Payments under
		the 2010 MIP

Robert Chen	Chief Executive Officer	40%
Randall Gausman	Chief Financial Officer	30%
Peter Hsi	Chief Technology Officer	25%
William Jackson	Vice President Global Marketing	25%
Ming-Ching Tang	Executive Vice President Operations	30%
     The 2010 MIP provides for a payout formula based upon the achievement of goals set by the Compensation Committee:
•	35% of target pay out is based on achievement of the Company’s fully diluted earnings per share (’EPS’) goal;

•	50% of target pay out is based on achievement of the Company’s revenue goal; and

•	15% of target pay out is based on achievement of individual goals.
The EPS, revenue, and individual goals were then used to calculate the size of the incentive payments to each participant. Approximate amounts expected to be paid under the 2010 MIP in respect of the first half of 2010 are as follows:

Name	Amount

Robert Chen	$83,000
Randall Gausman	$52,000
Peter Hsi	$32,000
William Jackson	$39,000
Ming-Ching Tang	$49,000

Item 9.01	Financial Statements and Exhibits.

(c) Exhibit No.	Description
10.17	2010 Management Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 12, 2010

RAE SYSTEMS INC.
By:	/s/ Randall Gausman
	Name:	Randall Gausman
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.17	2010 Management Incentive Plan